UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2025

ZoomInfo Technologies Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39310	87-3037521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 W Columbia Way, Floor 8, Vancouver, Washington 98660
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 914-1220

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐ Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐ Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GTM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 26, 2025 (the “Grant Date”), the Board of Directors (the “Board”) of ZoomInfo Technologies Inc. (the “Company”), upon recommendation of the Compensation Committee of the Board (the “Committee”), granted a one-time, premium-priced performance-based option award to Henry Schuck, the Chief Executive Officer and Chairman of the Company (the “CEO Premium-Priced Performance Option”) under the Company’s 2020 Omnibus Incentive Plan. The CEO Premium-Priced Performance Option reflects the culmination of a multi-month process overseen by the Committee, with the assistance of the Committee’s independent compensation consultant and outside legal advisors, to design a program that would serve as a significant incentive and retentive vehicle at a strategic inflection point for the Company. The CEO Premium-Priced Performance Option is designed to tightly align Mr. Schuck’s long-term compensation with sustained stockholder value creation. The CEO Premium-Priced Performance Option directly links potential realizable value to the achievement of ambitious, measurable outcomes over a ten-year period. Specifically, it (i) focuses Mr. Schuck on durable, compounding free cash flow per share growth as the foundation of value creation, (ii) rewards sustained stock performance through a 20 consecutive trading-day average closing price requirement, designed to help ensure that vesting is based on lasting results, rather than short-term volatility, (iii) requires outperformance relative to the broader market to reinforce accountability to investors and (iv) serves both as a long-term retention vehicle and a public signal of the Board’s confidence in Mr. Schuck and the strategy set by him, the Company’s operational execution and the Company’s future stock price appreciation. The Committee determined that now is the appropriate time to issue the CEO Premium-Priced Performance Option to Mr. Schuck, given the Company’s strategic inflection point. The CEO Premium-Priced Performance Option is intended to reinforce continuity of leadership during a period of transformation toward more durable, up-market growth with industry-leading and AI-centered products and to align Mr. Schuck’s incentives squarely with the next phase of the Company’s long-term value creation. The description of the CEO Premium-Priced Performance Option is qualified in its entirety by reference to the award agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Subject to the satisfaction of rigorous performance goals relating to the Company’s stock price and free cash flow performance and Mr. Schuck’s continued service as the Company’s Chief Executive Officer or Executive Chairman, the CEO Premium-Priced Performance Option provides Mr. Schuck with the opportunity to purchase up to 9,678,000 shares of the Company’s common stock, at an exercise price equal to $13.54, representing a premium price that is 140% of the fair market value of the price per share as of the Grant Date. To incentivize performance, the entire CEO Premium-Priced Performance Option is “at-risk,” with no portion of the award eligible for vesting unless these rigorous performance goals are satisfied. In addition, to further support alignment with stockholder interests, the award:

•supports the retention of Mr. Schuck by including a service-based vesting condition, which lapses in one-third annual installments on each of the three-year, four-year and five-year anniversaries of the Grant Date (each, a “Vesting Date”), subject to Mr. Schuck’s continued service as Chief Executive Officer or Executive Chairman;
•vests based on both the Company’s absolute and relative performance;
•does not provide for vesting in the event of a termination of employment unless the underlying performance goals are achieved prior to or during a limited period following a termination due to death, disability, by the Company without cause or by Mr. Schuck for good reason;
•in the event of a change in control, the award will only vest to the extent the underlying stock price goal is achieved in connection with such transaction, and the award will remain subject to the service-based vesting conditions, subject to accelerated vesting in the event of a qualifying termination of employment; and
•includes non-competition and non-solicitation restrictive covenants.

Importantly, the Company does not intend to grant any other equity awards to Mr. Schuck during the 10-year term of the award and, thus, the CEO Premium-Priced Performance Option represents an up-front equity award in lieu of annual participation in the Company’s long-term incentive program.

Performance Goals

The Committee selected adjusted free cash flow per share as the primary long-term performance measure because the Committee believes it most directly reflects the Company’s ability to create sustained stockholder value, while maintaining operational discipline. Adjusted free cash flow per share integrates revenue growth, profitability, capital efficiency, and share count management into a single metric that the Company believes aligns with how investors evaluate the Company’s long-term performance and intrinsic value creation. In addition, the Committee determined that stock price performance, measured based on the Company’s average closing price over 20 consecutive trading days, is an essential complement to the internal operational metric of adjusted free cash flow per share. The inclusion of stock price directly aligns Mr. Schuck’s potential realizable value with long-term stockholder returns, which the Company believes provides a transparent, market-based measure of performance that investors can independently verify.

Subject to the service-based vesting condition described above, the CEO Premium-Priced Performance Option will vest based on the Company’s adjusted free cash flow per share and stock price performance over 12-month periods ending on the last day of each of the eight fiscal quarters of the Company during 24-month measurement periods (the “Performance Measurement Period”), starting with the fiscal quarter of the Company ending on or immediately following the one-year anniversary of the Grant Date and ending with the last fiscal quarter ending prior to the 10-year expiration date of the award. Under the terms of the CEO Premium-Priced Performance Option, the award is divided into six equal tranches, with each tranche subject to a stock price goal (based on average closing stock price over a 20 consecutive trading day period) and adjusted free cash flow per share goal as follows:

Tranche	Stock Price Goal	Stock Price Goal Increase from Per Share Fair Market Value as of the Grant Date	Adjusted Free Cash Flow per Share Goal
1	$40.00	414%	$2.5
2	$60.00	620%	$3
3	$70.00	724%	$3.5
4	$80.00	827%	$4
5	$90.00	931%	$4.5
6	$100.00	1,034%	$5

To vest, both the stock price goal and the adjusted free cash flow goal must be achieved during the Performance Measurement Period. In addition, to ensure that the stock price goal is not achieved merely because the Company’s stock price appreciates due to broad market inflation, the stock price goal will only be satisfied if the Company’s TSR performance for the applicable 12-month period is at or above the 25th percentile of all companies in the Russell 3000 Index as of the Grant Date.

If the performance goals with respect to a tranche are satisfied prior to the applicable Vesting Date, such tranche will remain outstanding and will vest on the applicable Vesting Date, subject to Mr. Schuck’s continued service through such date.

In the event of a change in control of the Company, performance will be measured at the time of the change in control based only on whether the transaction price per share in the change in control equals or exceeds the stock price goals, and the award will remain subject to the service-based vesting condition through the applicable Vesting Date, subject to accelerated vesting in the event of a qualifying termination in connection with such change in control. In addition, in the event Mr. Schuck’s employment is terminated by the Company without cause, due to Mr. Schuck’s death or disability or is terminated by Mr. Schuck for good reason, the award will remain outstanding for up to two years following such termination, and will vest to the extent the underlying performance goals are achieved during such two year period, with pro-rata vesting if the termination occurs prior to the last Vesting Date and no vesting if the termination occurs prior to the third anniversary of the Grant Date and the achievement of the performance goals.
Item 9.01    Financial Statements and Exhibits.
The following Exhibit 10.1 is furnished pursuant to Item 5.02 of this Current Report.
(d)    Exhibits.

Exhibit No.	Description
10.1	CEO Premium-Priced Performance Stock Option Award Agreement dated November 26, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZoomInfo Technologies Inc.
Date: November 26, 2025
By:     /s/ M. Graham O'Brien
Name:  M. Graham O'Brien
Title:   Chief Financial Officer